                                                              Exhibit 10.42
                       EQUIPMENT PURCHASE AGREEMENT

     This Equipment Purchase Agreement (the "Agreement") is made and entered into as of December 22, 2000 (the "Closing Date") by and between Network Access Solutions Corp., a Delaware corporation (the "Seller"), and SBC Telecom, Inc., a Delaware corporation (the "Buyer").
R E C I T A L S

     A. Seller is obligated to purchase from certain equipment vendors (the "Equipment Vendors") certain equipment as more particularly described on Schedule A attached hereto (the "Equipment");

     B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller such Equipment on the terms and conditions set forth herein;

     NOW THEREFORE, for and in consideration of the mutual promises, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

PURCHASE AND SALE OF EQUIPMENT

     Section 1.01. Purchase and Sale. Seller hereby sells and transfers onto Buyer and Buyer hereby purchases all of Seller's right, title and interest in and to the Equipment, more particularly described in Schedule A hereto.

     Section 1.02. Bill of Sale. Seller has executed and delivered a Bill of Sale ("Bill of Sale") conveying to Buyer the Equipment in the form attached hereto as Exhibit A.

     Section 1.03.  Warranties.

     (a) Seller hereby sells and transfers to Buyer Seller's rights under any and all warranties from the Equipment Vendors with respect to the Equipment in effect as of the Shipment Date (as hereinafter defined) to the fullest extent permitted by the terms of such warranties.

     (b) Seller expressly warrants that all items of Equipment that are not under a warranty or warranties transferred to Buyer pursuant to Section 1.03(a) (such Equipment, the "Seller Warranted Equipment"), under normal operation and use, will be new and will be free in all material respects from defects in material or workmanship for a period of ten (10) business days from the date of delivery of the Seller Warranted Equipment to Buyer (the "Warranty Period"). If notified by Buyer of any such defects within the Warranty Period, Seller shall, at its own election and expense, replace any such defective Seller Warranted Equipment or refund the purchase price for such defective Seller Warranted Equipment to Buyer. Notwithstanding the foregoing, in no event shall Seller be liable for damage to Seller Warranted Equipment resulting from improper handling after shipment, misuse, neglect, improper installation, operation or repair (other than as authorized by the applicable Equipment Vendor), alteration, accident, use of the Seller Warranted Equipment other than in accordance with the specifications for such Equipment provided by the applicable Equipment Vendor or for any other cause not attributable to defects in materials or workmanship.

     (c) LIMITATIONS. IN NO EVENT SHALL SELLER'S LIABILITY TO BUYER OR TO ANY OTHER PARTY FOR BREACH OF THE WARRANTIES SET FORTH IN SECTION 1.03(B) OF THIS AGREEMENT EXCEED THE PURCHASE PRICE PAID BY BUYER TO SELLER FOR THE SPECIFIC PRODUCT THAT IS THE SUBJECT MATTER OF THE CLAIM. THE EXPRESS WARRANTIES SET OUT IN SECTION 1.03(B) OF THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, REPRESENTATIONS OR CONDITIONS, EXPRESSED OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THOSE ARISING FROM STATUTE OR USAGE OF TRADE.

     SELLER, ITS EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS SHALL NOT BE LIABLE IN ANY WAY WHATSOEVER, WHETHER AS A RESULT OF A CLAIM OR ACTION IN CONTRACT OR TORT OR OTHERWISE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR FOR ANY LOST PROFITS OR LOST BUSINESS REVENUE, LOST BUSINESS OR FAILURE TO REALIZE EXPECTED SAVINGS, OR FOR ANY DAMAGES, DIRECT OR INDIRECT, SPECIAL OR CONSEQUENTIAL, ARISING OUT OF ANY CLAIM AGAINST BUYER BY ANY PERSON WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE AND WHETHER OR TON SELLER, ITS EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
PURCHASE PRICE

     Section 2.01. Consideration. In consideration for the sale, assignment, transfer and delivery of the Equipment, Buyer will pay to Seller by check or wire transfer within fourteen days of the Closing Date (the "Payment Date"), the sum of Two Million One Hundred Eighty-One Thousand Ninety-Six Dollars and Twenty-Four Cents ($2,181,096.24) (the "Purchase Price"); provided, however that, if the Shipment Date has not occurred within the fourteen days of the Closing Date, then the Payment Date shall be the second business day following the Shipment Date. CERTAIN AGREEMENTS WITH RESPECT TO EQUIPMENT

     Section 3.01.  Title to Equipment.

     (a) Title to the Equipment and all liability for loss or damage to the Equipment shall pass to Buyer upon Seller's, or its agent's, delivery of the Equipment to Buyer at the locations indicated in Section 3.02(a) herein below (such date, the "Shipment Date"). Buyer shall fully defend, indemnify and hold harmless Seller, its affiliates, officers, directors, employees, agents and representatives, against and in respect of any and all claims, actions, suits, proceedings, demands, assessments, judgments, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including, without limitation, interest, penalties and attorneys' fees, expert witness fees, costs and expenses ("Losses") that Seller, its affiliates, officers, directors, employees, agents and representatives shall incur or suffer related to, arising from or caused by the Equipment, or the use or transportation thereof, on or after the Shipment Date, including without limitation, environmental liability claims, employment-related claims, product liability claims, or other actions, suits, proceedings, demands or assessments.

     (b) Buyer acknowledges that Seller has no expertise concerning statutes, regulations, rules or laws relating to the protection of human health or the environment ("Environmental Requirements") and that Buyer is not relying upon any representation, or the lack of same, with respect to Environmental Requirements as they apply to the condition of the Equipment.

     (c) Buyer unconditionally releases Seller from and against any and all liability to Buyer, both known and unknown, present and future, for any damages to Buyer arising out of any violation of Environmental Requirements with respect to the Equipment, whether or not caused by the negligence of Seller.

     Section 3.02.  Shipment and Delivery.

     (a) Seller shall, in its sole discretion, determine the best way of shipment, routing and common carrier utilized. Buyer shall inform Seller of the address to which the Equipment is to be delivered as soon as practicable following the Closing Date. Seller will use reasonable commercial efforts to ship the Equipment to the following address within five (5) business days of notification from Buyer that Buyer is ready to accept the Equipment. The Equipment is to be delivered to: SBC Telecom, Inc., 1325 Cornell Road, 1st Floor, Lancaster, TX 75134, Attn: Kenneth Heine. Shipment will be FOB Seller's facility in 22601 Davis Drive, Sterling, Virginia, with respect to the Equipment listed on the first page of Schedule A and FOB [Verizon's facility?] in [to be supplied by NAS] with respect to the Equipment listed on the second page of Schedule A.

     (b) In no event will Seller be liable for any costs, losses or damages arising out of or caused by delay in delivery or non-delivery of the Equipment.

     (c) Seller shall send Buyer an invoice for Seller's costs to deliver the Equipment to Buyer, including, without limitation, all taxes or fees associated therewith. Buyer shall pay to Seller the amount of such invoice by check within thirty days of receipt of such invoice.
REPRESENTATIONS AND WARRANTIES

     Section 4.01. Representations and Warranties of Buyer and Seller. Buyer and Seller each represent and warrant to the other that each is duly incorporated and in good standing under the laws of its jurisdiction of incorporation with complete authority to enter into the subject transaction. Furthermore, each represents, warrants and agrees that it will take any and all action necessary to approve, and/or ratify the subject transaction, including, but not limited to any necessary corporate resolutions. Each Party represents and warrants that is has the authority to enter and sign this Agreement.

     Section 4.02. Representations and Warranties of Seller. Seller represents and warrants to Buyer that it has sound and marketable title to the Equipment, subject to a purchase money security interest, and that Buyer will have good and marketable title to all of the Equipment upon delivery of the Equipment to Buyer, subject to a purchase money security interest, and the Equipment is free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, encumbrances or claims, subject to a purchase money security interest. Seller covenants that it will satisfy all purchase money indebtedness secured by the Equipment promptly upon receipt of the Purchase Price. Seller shall defend, indemnify and hold Buyer harmless from and against any damage, liability, loss or claim related to or arising from a breach of this representation and warranty described in this
Section 4.02.
DISPUTE RESOLUTION

     Section 5.01.  Negotiation.

     (a) Disputes. The parties shall attempt to promptly resolve any disputes between them arising out of or in connection with the execution, interpretation and performance of this Agreement (a "Dispute") by negotiation between the employees of each party responsible for implementing this Agreement. Any party may provide another party with a Dispute Notice, which will set forth the nature of the dispute and the identity of representatives of the complaining party who will attend settlement meetings. After the receipt of a Dispute Notice, the representatives of the affected parties shall meet as soon as practicable at mutually acceptable times and places.

     (b) Referral to Dispute Resolution Officers. If a Dispute has not been resolved within thirty (30) days of the receipt of written notice, the Dispute shall be referred to the senior executive officer of the parties, or their designees, for resolution. If they do not resolve the Dispute within forty-five (45) days, either Party may refer the Dispute to arbitration pursuant to Section 5.02.

     (c) Confidentiality of Negotiations. All negotiations pursuant to this Section 5.01 shall be confidential and shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable, shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

     Section 5.02   Arbitration.

     (a) If either party refers the Dispute to arbitration, the Dispute shall be finally settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") then in effect. However, in all events, the arbitration provisions in this Section shall govern over any conflicting rules that may now or hereafter be contained in the AAA rules. The arbitration shall be held in New York, New York, unless the Parties mutually agree to have the arbitration held elsewhere, and judgment upon any award made therein may be entered by any court having jurisdiction over the award, over the applicable Parties, or their respective assets; provided, however, that nothing contained in this Section shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief. The arbitrators shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve any Dispute hereunder.

     (b) Arbitrators. Any arbitration will be conducted before three (3) arbitrators, one of whom shall be chosen by the complaining party, one of whom shall be chosen by the other party, and the third of whom shall be chosen by the other two arbitrators. The Parties may obtain lists of potential arbitrators from their choice of the AAA, JAMS, or both, who shall be a neutral and impartial party who has had training and experience as an arbitrator. The decision of a majority of the arbitrators will be the decision of the arbitrators. The arbitrators shall permit such discovery of information related to the Dispute in arbitration as they shall determine is appropriate in the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective.

     (c) Costs and Fees. All fees and expenses of the arbitrators, expenses for hearing facilities and other expenses of the arbitration shall be borne equally by the parties to the Dispute unless the arbitrators in the award assess such fees and expenses in some other manner. Each party shall bear the fees and expenses of its own attorneys and witnesses except to the extent otherwise provided in this Agreement or by law; provided, that if the arbitrators determine that the claim or defense of any party was frivolous or lacked a reasonable basis in fact or law, the arbitrators may assess against such party all or part of the fees and expenses of attorneys and witnesses for any other party.

     (d) Burden of Proof. For any Dispute submitted to arbitration, the burden of proof will be the same as if the claim were litigated in a judicial proceeding.

     (e) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrators will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

     (f) Agreement Controls. The arbitrators chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

GENERAL PROVISIONS

     Section 6.01. Further Assurance. Seller and Buyer each agree, at any time and from time to time after the Closing Date, to execute and deliver to the other, such further instruments or documents and other written assignments as may reasonably be requested in order to further evidence and give effect to the transactions herein contemplated.

     Section 6.02. Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The failure of any party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by any party of any term or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by such party.

     Section 6.03. Survival of Representations and Warranties. All representations, warranties and agreements made by the parties hereto shall survive the Closing and be enforceable against the parties hereto, their heirs, successors and assigns.

     Section 6.04. Expenses. Buyer and Seller shall each bear all of their own costs and expenses in connection with this transaction.

     Section 6.05. Taxes. Buyer shall pay all transfer taxes, sales taxes or other taxes, if any, required to be paid in connection with the sale, assignment and transfer of the Equipment. If Buyer is exempt from any tax required to paid in connection with the sale, assignment and transfer of the Equipment, Buyer shall inform Seller of such exemption and provide Seller with evidence thereof satisfactory to Seller as soon as practicable following the Closing Date.

     Section 6.06. Non-Assignment. This Agreement shall not be assignable by either party without the written consent of the other, which consent may be withheld for any reason whatsoever.

     Section 6.07. Brokers. Each party to this Agreement agrees that it will indemnify and hold harmless the other party against any claim for brokerage, finders' fees, agents' or investment bankers' or commissions in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

     Section 6.08. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one day after being sent to the recipient by reputable express courier service (charges prepaid), transmitted by electronic mail or facsimile, or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties at the address indicated below:

(a)  To Buyer addressed to:

                    SBC Telecom, Inc.
                    Vice President - Network Operations
                    5800 Northwest Parkway, Suite 125
                    Room 1-C-50
                    San Antonio, Texas 78249

     with a copy to:     General Counsel
                    SBC Telecom, Inc.
                    5800 Northwest Parkway, Suite 125
                    Room 1-C-40
                    San Antonio, Texas 78249


(b)  To Seller addressed to:

                    Network Access Solutions
                    Three Dulles Tech Center
                    13650 Dulles Technology Drive
                    Herndon, VA 20171
                    Attn:     Vice President, Legal
                    Facsimile:     703-742-7706
                    Email:         703-742-7700

     Section 6.09. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures to each such counterpart were upon the same instrument.

     Section 6.10. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, of Buyer and Seller. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof. This Agreement shall be binding upon the parties hereto and their successors, representatives, heirs and assigns.

     Section 6.11. Construction. The parties hereto agree that this agreement shall be fairly applied and construed to express the intentions of the parties hereto and shall not be construed in favor of one party or the other. For purposes of construction of this agreement, both parties have participated in the negotiation and drafting of this agreement.

     Section 6.12. Severability. In the event that any term or provision of this Agreement is deemed to be illegal or otherwise unenforceable under the laws of the State of New York by any court of competent jurisdiction, the remainder of the terms and provisions contained herein shall be deemed to continue in full force and effect, provided that such remaining provisions can continue to be enforced without substantially impairing the rights and benefits of the parties hereto as evidenced by their respective intentions embodied herein.

     Section 6.13. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (either of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signatures appear on following page]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties effective the date first set forth above.

Network Access Solutions Corp.          SBC Telecom, Inc.
("Seller")                              ("Buyer")

By: /s/ Jonathan P. Aust                By: /s/ Lea Ann Champion
Title: CEO                              Title: President and CEO
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SCHEDULE A

CISCO
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(All equipment located at the NAS
warehouse)
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Units
in
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Vendor
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Part No.
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Descripti
on
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W/H

Unit Cost
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Total Ext
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Cisco
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CISCO 2610-DC
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ROUTER
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400
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$
2,517.00
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$1,006,800.00
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Cisco
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WS-C 1924-EN-
DC
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HUB
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417
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$
1,347.00
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$561,699.00       $1,568,499.00


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SCHEDULE A (Cont'd.)


VERIZON (formerly GE Supply)       (Equipment held in both NAS and Verizon
warehouse, as noted below)



VendorPart NO Descriptionin the NAS warehouseVendor Holding at their warehouse Unit CostTotal Ext
GE Supply UFSOD134007Seismic Racks (note 1)  31300$ 291.52$  379,850.56
GE Supply CABLE RACK ASSY40  146$ 677.54$  126,022.44
GE Supply GROUND KIT67    58$ 145.00$    18,125.00
GE Supply Scope Attachment  0  204$ 434.31$     88,599.24
               ____________
               $   612,597.24
               ____________



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11

EXHIBIT A

BILL OF SALE FOR EQUIPMENT

     BILL OF SALE, dated December __, 2000, from Network Access Solutions Corp., a Delaware corporation ("Seller"), to SBC Communications, Inc., a Delaware corporation ("Buyer").

     WHEREAS, Seller and Buyer are parties to that certain Equipment Purchase Agreement dated of even date herewith (the "Equipment Purchase Agreement") providing for the transfer and sale to Buyer of the equipment of Seller set forth on the Equipment Schedule attached hereto as Exhibit A (the "Equipment"), as more fully described in the Agreement, for consideration in the amount and on the terms and conditions described in the Agreement;

     NOW, THEREFORE, pursuant to and in accordance with the terms of the Equipment Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

     1. Without recourse, representation or warranty, except for such representations, warranties and covenants as are set forth in the Equipment Purchase Agreement, Seller does hereby sell, convey, transfer, assign and deliver to Buyer, subject to the limitations set forth in the Equipment Purchase Agreement, all of Seller's right, title and interest in and to the Equipment.

     2. This Bill of Sale shall bind and inure to the benefit of the respective parties and their assigns, transferees and successors. This Bill of Sale shall be construed in accordance with and governed by the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (either of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     3. This Bill of Sale is intended to implement the provisions of the Equipment Purchase Agreement and shall not be construed to enhance, extend or limit the rights or obligations of Buyer or Seller thereunder. To the extent any provision of this Bill of Sale is inconsistent with the Equipment Purchase Agreement, the provisions of this Equipment Purchase Agreement shall control.

     IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale effective as of the ___ day of December .
                              Network Access Solutions Corp.
                                                                        __

                              By:                                       _
                              Title:                                    _